UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2025
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Avenue, Suite 301
Palo Alto,	California		94301
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2025, Upwork Inc., or the Company, appointed Sabrina Mekhalfa, age 57, as its Chief Accounting Officer and principal accounting officer, effective December 15, 2025. Prior to joining the Company, Ms. Mekhalfa served as Chief Accounting Officer at Velocity Global Holdings, LLC (d/b/a Pebl), an employer-of-record company, from February 2025 to December 2025. Prior to that, from September 2023 to February 2025, Ms. Mekhalfa provided accounting and finance consulting services to various companies, and from December 2020 to June 2023, Ms. Mekhalfa served as Chief Accounting Officer at UserTesting Inc., a customer experience company. Ms. Mekhalfa received an M.S. in Finance and Business Administration from Université Paris Dauphine-PSL and an M.B.A. in International Business from City University of New York-Baruch College.

In connection with Ms. Mekhalfa’s appointment as the Company’s Chief Accounting Officer and principal accounting officer, Ms. Mekhalfa will receive an initial annual base salary of $365,000, and she will be eligible to participate in the Company’s bonus plan and will have a target annual bonus of 50% of her base salary. In addition, Ms. Mekhalfa will receive a cash sign-on bonus of $175,000, which is payable after 90 days of service and is subject to repayment if Ms. Mekhalfa’s service ends voluntarily or due to discharge for cause prior to completing one year of service. Ms. Mekhalfa will also be granted a restricted stock unit award, or the RSU, under the Company’s 2018 Equity Incentive Plan to acquire such number of shares of the Company’s common stock equal to $850,000 divided by the average daily closing price of the Company’s common stock for the 30-day period ending on the trading day immediately prior to the date of grant. The RSU will vest with respect to 1/12th of the total number of shares subject to the RSU quarterly over three years, subject to Ms. Mekhalfa’s continued service to the Company on each applicable vesting date.

In addition, Ms. Mekhalfa will enter into a change in control and severance agreement, or the Severance Agreement, that provides for the following benefits if Ms. Mekhalfa is terminated by the Company without cause (as defined in the Severance Agreement) outside of a change in control (as defined in the Severance Agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary and (ii) payment of premiums for continued medical benefits for up to six months.

If Ms. Mekhalfa’s employment is terminated by the Company without cause (as defined in the Severance Agreement) or by her for good reason (as defined in the Severance Agreement) within the three months preceding a change in control (as defined in the Severance Agreement) (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the Severance Agreement will provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months base salary; (ii) a lump sum payment equal to Ms. Mekhalfa’s then-current target bonus opportunity on a pro-rated basis; (iii) 100% acceleration of any then-unvested equity awards and cash-based awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria); and (iv) payment of premiums for continued medical benefits for up to 12 months. The Severance Agreement will be in effect for three years, with automatic renewals for new three-year periods unless notice is given by the Company to Ms. Mekhalfa at least three months prior to expiration.

There are no arrangements or understandings between Ms. Mekhalfa and any other persons, pursuant to which she was appointed as Chief Accounting Officer and principal accounting officer, no family relationships among any of the Company’s directors or executive officers and Ms. Mekhalfa, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment, Ms. Mekhalfa and the Company will enter into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 6, 2018 (File No. 333-227207).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: December 11, 2025	By:	/s/ Jacob McQuown
Jacob McQuown Chief Legal Officer